EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-104242) and Form S-8 (Nos. 2-56437, 2-91285, 33-20932, 33-30229, 33-91758, 33-27339, 333-41398, 333-88518, 333-57658 and 333-112869) of Barnes Group Inc. of our report dated February 12, 2004 relating to the financial statements of Barnes Group Inc., which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 12, 2004 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Hartford, Connecticut
February 12, 2004